Exhibit 10.2

FORM OF SONDER HOLDINGS INC.

VOTING SUPPORT AGREEMENT

THIS VOTING SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of April 11, 2025, by and among Sonder Holdings Inc., a Delaware corporation (the “Company”), and the parties on the signature pages hereto (individually, a “Series A Stockholder” and collectively, the “Series A Stockholders”). The Company and the Series A Stockholder are each herein referred to individually as a “Party,” and collectively as the “Parties”.

RECITALS

A.           Concurrently with the execution of this Agreement, the Company and certain investors (the “Investors”) are entering into a Securities Purchase Agreement (the “Purchase Agreement”) providing for the sale of shares of Series A Preferred Stock of the Company (the “Series A Preferred Stock”), with each share of Series A Preferred Stock being convertible in accordance with the certificate of designations related thereto (as amended, the “Certificate of Designations”) into shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”) subject to the limitations set forth in the Purchase Agreement.

B. Concurrently with the execution of this Agreement, the Company and certain noteholders of the Company are entering into a consent, waiver and amendment, which, among other things, will provide for amendments to the terms of the Note and Warrant Purchase Agreement dated as of December 10, 2021, as amended, and the notes issued pursuant thereto in exchange for warrants to purchase up to an aggregate of 5.0 million shares of Common Stock at $1.00 per share (the “Warrants”).

C.           As a condition to the entrance into the Purchase Agreement by the Investors, the Company and the Series A Stockholders have agreed to take certain actions in connection with the voting rights of the Series A Stockholders as described herein.

Now, therefore, in consideration of the foregoing and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.           Vote to Authorize Conversion of Preferred Stock. Each Series A Stockholder agrees at each duly called meeting of the stockholders of the Company (and any adjournment or postponement thereof), and in any action by written consent of the stockholders of the Company requested by the Company’s Board of Directors, to vote or cause to be voted all shares of Common Stock and shares of Series A Preferred Stock owned by such Series A Stockholder, or over which such Series A Stockholder has voting control, (i) in favor of any Company proposal to approve the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock issued under the Purchase Agreement pursuant to the terms and conditions of the Series A Preferred Stock, as required by and in accordance with Nasdaq Rules 5635(b), (c) or (d); for the avoidance of doubt, any shares of Common Stock issuable upon conversion of Series A Preferred Stock issued under the Purchase Agreement will not be entitled to vote to authorize the conversion of the shares of Series A Preferred Stock; and (ii) in favor of any Company proposal to increase the number of authorized shares of Common Stock to ensure, among other things, that there will be sufficient shares of Common Stock available for conversion of the outstanding shares of Series A Preferred Stock following the consummation of the transactions contemplated by the Purchase Agreement and the exercise of the Warrants, provided that the increased number of authorized shares of Common Stock shall not exceed 210,921,255 shares of Common Stock.

2.	Enforcement.

2.1         All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative. Each Party acknowledges and agrees that each Party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the Parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Parties shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction, in addition to any other remedy to which any Party is entitled at law or in equity. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law, and each Party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

3.           Term and Termination. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (a) the date upon which the stockholders of the Company, in any annual, special or adjourned meeting of stockholders, or pursuant to any written consent, approve the matters contemplated by Section 1 and (b) the termination of this Agreement in accordance with Section 5.8 below.

4.           Representations and Warranties of Series A Stockholders. Each Series A Stockholder hereby represents and warrants severally and not jointly to the Company as follows:

4.1         (i) such Series A Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, organized or constituted, (ii) such Series A Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform such Series A Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby, and (iii) the execution and delivery of this Agreement, performance of such Series A Stockholder’s obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Series A Stockholder and no other proceedings on the part of such Series A Stockholder are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby;

4.2         this Agreement has been duly executed and delivered by or on behalf of such Series A Stockholder and assuming this Agreement constitutes a valid and binding agreement of the Company, constitutes a valid and binding agreement with respect to such Series A Stockholder, enforceable against such Series A Stockholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally;

4.3         none of the Securities held by such Series A Stockholder are subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Securities that restrict such Series A Stockholder’s ability to perform its obligations set forth in this Agreement, except as contemplated by this Agreement;

4.4         the execution and delivery of this Agreement by such Series A Stockholder does not, and the performance by such Series A Stockholder of its obligations hereunder and the compliance by such Series A Stockholder with any provisions hereof will not, violate or conflict with, result in a material breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, instrument, note, bond, mortgage, contract, lease, license, permit or other obligation or any order, arbitration award, judgment or decree to which such Series A Stockholder is a party or by which such Series A Stockholder is bound, or any law, statute, rule or regulation to which such Series A Stockholder is subject or any organizational document of such Series A Stockholder; except for any of the foregoing as would not reasonably be expected to prevent or delay the performance by such Series A Stockholder of its obligations under this Agreement in any material respect;

4.5         the execution and delivery of this Agreement by such Series A Stockholder does not, and the performance of this Agreement by such Series A Stockholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental body by such Series A Stockholder except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Series A Stockholder of its obligations under this Agreement in any material respect; and

4.6         as of the date of this Agreement, there is no legal proceeding pending or, to the knowledge of such Series A Stockholder, threatened against such Series A Stockholder that would reasonably be expected to prevent or delay the performance by such Series A Stockholder of its obligations under this Agreement in any material respect.

5.	Miscellaneous.

5.1	Not a Group; Independent Nature of Series A Stockholders’ Obligations and Rights.

(a)        The Series A Stockholders and the Company agree that the arrangements contemplated by this Agreement are not intended to constitute the formation of a “group” (as defined in Section 13(d)(3) of the Exchange Act). Each Series A Stockholder agrees that, for purposes of determining beneficial ownership of such Series A Stockholder, it shall disclaim any beneficial ownership by virtue of this Agreement of the Company’s Common Stock owned by the other Series A Stockholders, and the Company agrees to recognize such disclaimer in its reports under the Exchange Act and the 1933 Securities Act, as amended. The obligations of each Series A Stockholder under this Agreement are several and not joint with the obligations of any other Series A Stockholder, and no Series A Stockholder shall be responsible in any way for the performance of the obligations of any other Series A Stockholder under this Agreement.

5.2         Transfers. Each transferee or assignee of any shares of Common Stock or Series A Preferred Stock (including shares of Common Stock issued upon the conversion thereof) shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognition of such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Series A Stockholder. The Company shall not permit the transfer of the shares of Common Stock or Series A Preferred Stock (including shares of Common Stock issued upon the conversion thereof) subject to this Agreement on its books or issue a new certificate representing any such shares unless and until such transferee shall have complied with the terms of this Section 5.2. Each certificate, instrument, or book entry representing such shares subject to this Agreement if issued on or after the date of this Agreement shall be notated by the Company with the legend set forth in Section 5.12.

5.3         Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Each representation, warranty, covenant and agreement of each Series A Stockholder hereunder is being made also for the benefit of the Investors, and each Investor shall be entitled to enforce such matters as a third-party beneficiary under this Agreement. Except as contemplated by the foregoing sentence in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.4	Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a)        This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflicts of laws to the extent such principles or rules are not mandatorily applicable and would require or permit the application of the laws of another jurisdiction other than the State of Delaware.

(b)       In addition, each of the parties (i) consents to submit itself, and hereby submits itself, to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, any state or federal court located in the State of Delaware having subject matter jurisdiction, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, (iii) shall not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, any state or federal court located in the State of Delaware having subject matter jurisdiction, and (iv) consents to service of process being made through the notice procedures set forth in Section 5.7.

(c)       EACH OF THE PARTIES HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.5         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.6         Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.7	Notices.

(a)       All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt; provided, however, that notice may only be deemed delivered to a Series A Stockholder which is not located in the United States upon the earlier to occur of (x) actual receipt of such notice or (y) four days after notice has been provided through the deposit with a next day air courier of such notice, with postage and fees prepaid and addressed to such Series A Stockholder entitled to such notice. All communications shall be sent to the respective parties at their address, electronic mail address or facsimile number as set forth on the signature pages hereto or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 5.7. If notice is given to the Company, it shall be sent to 447 Sutter St. Suite 405, #542 San Francisco, CA 94108, Attention: Legal Department.

(b)       Each Series A Stockholder consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address or the facsimile number set forth below such Series A Stockholder’s name on the signature pages hereto, as updated from time to time by notice to the Company, if such Series A Stockholder has provided an electronic mail address or facsimile number to the Company for notice purposes. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Series A Stockholder agrees to promptly notify the Company of any change in such stockholder’s electronic mail address, and that failure to do so shall not affect the foregoing.

5.8         Consent Required to Amend, Modify, Terminate or Waive. With respect to any Series A Stockholder, this Agreement may be amended, modified or terminated (other than pursuant to Section 3) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by the Company and such Series A Stockholder.

5.9         Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.10      Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

5.11       Entire Agreement. This Agreement (including the exhibits hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

5.12      Share Certificate Legend. Each certificate, instrument, or book entry representing any shares of Common Stock or Series A Preferred Stock (including shares of Common Stock issued upon the conversion thereof) issued during the term of this Agreement shall be notated with a legend reading substantially as follows:

“THE SHARES REPRESENTED HEREBY ARE SUBJECT TO A VOTING SUPPORT AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

The parties to this Agreement do hereby agree that the failure to cause the certificates, instruments or book entry evidencing the shares of Common Stock or Series A Preferred Stock (including shares of Common Stock issued upon the conversion thereof) to be notated with the legend as may be required by this Section 5.12 herein as provided hereunder shall not affect the validity or enforcement of this Agreement.

5.13      Stock Splits, Stock Dividends, etc. In the event of any issuance of shares of Preferred Stock, Common Stock or other voting securities of the Company hereafter to a Series A Stockholder (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such shares of Series A Preferred Stock, Common Stock or other voting securities shall become subject to this Agreement and shall be notated with the legend set forth in Section 5.12.

5.14      Manner of Voting. The voting of shares of Common Stock or shares of Preferred Stock pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the shares of Common Stock or Series A Preferred Stock pursuant to this Agreement need not make explicit reference to the terms of this Agreement.

5.15      Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to carry out the intent of the parties hereunder.

5.16      Costs and Expenses. Each party to this Agreement will pay its own costs and expenses (including legal, accounting and other fees) relating to the negotiation, execution, delivery and performance of this Agreement.

5.17      Waiver. Each Series A Stockholder hereby waives any and all rights that it may have pursuant to Section 5.12 of the Securities Purchase Agreement between the Company and the purchasers whose names and addresses who are set forth on the signature pages thereof, entered into as of August 13, 2024 (the “Prior Preferred SPA”) with respect to the transactions contemplated by the Purchase Agreement and the issuance of the Warrants. Each Series A Stockholder further unconditionally and irrevocably waives any prior or future breach of Section 5.7 or Article 7 of the Prior Preferred SPA so long as the Company complies with such covenants under the Prior Preferred SPA in the time periods contemplated by for the analogous covenants under the Purchase Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Voting Support Agreement as of the date first written above.

Company:

SONDER HOLDINGS INC., a Delaware corporation

Name:	Francis Davidson

Title:	Chief Executive Officer

SIGNATURE PAGE TO VOTING SUPPORT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Voting Support Agreement as of the date first written above.

Series A Stockholder:

[Print Full Name of Entity or Individual]

By:
[Signature]

Name:
[If signing on behalf of entity]

Title:
[If signing on behalf of entity]

Address:

Telephone:
Email:

Common Stock Owned:
Series A Preferred Stock Owned:

SIGNATURE PAGE TO VOTING SUPPORT AGREEMENT

EXHIBIT A
ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on ___________________, 2025, by the undersigned (the “Holder”) pursuant to the terms of that certain Voting Support Agreement dated as of April 11, 2025 (the “Agreement”), by and among the Company and the Series A Stockholders on the signature pages thereto, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1          Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”), as a transferee of shares of Common Stock or Series A Preferred Stock from a party in such party’s capacity as a Series A Stockholder bound by the Agreement, and after such transfer, Holder shall be considered a Series A Stockholder for all purposes of the Agreement.

1.2          Agreement. Holder hereby (a) agrees that the Stock and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3          Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED:

By:	SONDER HOLDINGS INC.

Name and Title of Signatory:	By:

Name:

Address:	Title:

Phone:
Email:

A-1